UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 12, 2004

Commission File Number 33-72574

THE PANTRY, INC.

(Exact name of registrant as specified in its charter)

Delaware	56-1574463
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1801 Douglas Drive

Sanford, North Carolina

27330-1410

(Address of principal executive offices)

Registrant’s telephone number, including area code: (919) 774-6700

N/A

(Former name, former address and former fiscal year, if changed since last report)

Item 5.	Other Events and Regulation FD Disclosure

On March 12, 2004, the Company entered into an Amended and Restated Credit Agreement (the “Amended Credit Facility”) among the Company, the financial institutions listed therein (collectively, the “Lenders”), Wachovia Bank, National Association (“Wachovia”), as administrative agent, Credit Suisse First Boston, acting through its Cayman Islands branch (“Credit Suisse”), as syndication agent, and Wells Fargo Bank, as documentation agent (“Wells Fargo”) for the Lenders. The Amended Credit Facility consists of a (i) $70,000,000 revolving credit facility (the “Revolving Credit Facility”); and (ii) a $345,000,000 term loan facility (the “Term Loan Facility”). Each of the Revolving Credit Facility and the Term Loan Facility are available for refinancing certain existing indebtedness of the Company, working capital financing and general corporate purposes. In addition, the Revolving Credit Facility is available for issuing commercial and standby letters of credit. In the second half of fiscal 2004, the Company expects the terms of the Amended Credit Facility and the previously announced 7.75% Senior Subordinated Notes due 2014 to result in approximately $6 million less in interest expense on the Company’s long-term debt.

Item 7.	Financial Statements and Exhibits

(c) Exhibits

10.1	Amended and Restated Credit Agreement dated March 12, 2004 among the Company, as borrower, R&H Maxxon, Inc. and Kangaroo, Inc., subsidiaries of the Company, as guarantors, Wachovia, as administrative agent and lender, Credit Suisse, as syndication agent and lender, Wells Fargo as documentation agent and lender and Credit Industriel Et Commercial, Guaranty Bank, IKB Capital Corporation, and Raymond James Bank, FSB, as lenders.

10.2	Amended and Restated Pledge Agreement dated as of March 12, 2004 between the Company and R&H Maxxon, Inc. and Kangaroo, Inc., subsidiaries of the Company, all as pledgors and Wachovia, as administrative agent.

10.3	Amended and Restated Security Agreement dated as of March 12, 2004 between the Company and R&H Maxxon, Inc. and Kangaroo, Inc., subsidiaries of the Company, all as obligors and Wachovia, as administrative agent.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

The Pantry, Inc.

By:	/s/ Daniel J. Kelly

Daniel J. Kelly
Vice President, Finance, Chief Financial Officer and Assistant Secretary (Authorized Officer and Principal Financial Officer)

Date: March 16, 2004

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EXHIBIT INDEX

Exhibit No.	Description
10.1	Amended and Restated Credit Agreement dated March 12, 2004 among the Company, as borrower, R&H Maxxon, Inc. and Kangaroo, Inc., subsidiaries of the Company, as guarantors, Wachovia, as administrative agent and lender, Credit Suisse, as syndication agent and lender, Wells Fargo as documentation agent and lender and Credit Industriel Et Commercial, Guaranty Bank, IKB Capital Corporation, and Raymond James Bank, FSB, as lenders.

10.2	Amended and Restated Pledge Agreement dated as of March 12, 2004 between the Company and R&H Maxxon, Inc. and Kangaroo, Inc., subsidiaries of the Company, all as pledgors and Wachovia, as administrative agent.

10.3	Amended and Restated Security Agreement dated as of March 12, 2004 between the Company and R&H Maxxon, Inc. and Kangaroo, Inc., subsidiaries of the Company, all as obligors and Wachovia, as administrative agent.

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